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                                                                    Exhibit 10.8

STOCK SALE AND PURCHASE AGREEMENT

Agreement, made this Thirtieth day of October, 1992 between Continental Grain Company, a corporation duly organized and validly existing under the laws of the State of Delaware, (hereinafter referred to as the "Seller"), with offices at

277 Park Avenue, New York, NY 10072, and Polydex Pharmaceutical, Limited a corporation duly organized and validly existing under the laws of Bahamas (hereinafter referred to as "Buyer") with offices at 415 Comstock Road, Scarborough, Ontario Canada, and Chemdex, Incorporated, a Kansas Corporation, ("Chemdex").

WHEREAS, Seller owns all the issued and outstanding shares ("Company Shares") of Veterinary Laboratories, Inc., a corporation organized under the laws of Kansas, engaged primarily in the manufacture and distribution of veterinary pharmaceutical (hereinafter referred to as "Company"); and

WHEREAS, the Parties have reach an understanding with respect to the sale by Seller and purchase by Buyer of the Company Shares upon the terms and conditions hereafter set forth;

NOW, THEREFORE, the parties agree as follows:

1. PURCHASE

1.1. Subject to the terms and conditions hereof, Seller shall sell to Buyer and Buyer shall purchase the Company Shares from the Seller for the purchase price provided in Section 2 hereof, Buyer has designated that its subsidiary, Chemdex Incorporated to take ownership of the Company Shares.

2. PURCHASE PRICE

2.1 The purchase price for the Company Shares shall be Three Million and Fifty thousand Dollars ($3,050,000.00) plus the cost of the working capital on hand at the Closing.

"Working capital"is defined as current assets less current liabilities. Exhibit 1 lists specific accounts receivable and reserves to be excluded from the accounts receivable of the Company at the Closing Date and transferred to the Seller.

2.2 The purchase price shall be paid by Buyer at closing in the form of common stock of Buyer ("Buyer Shares") based on a stipulated market value of Two Dollars ($2.00) per share. Buyer and its primary shareholder shall provide Seller guaranties that Seller receive no less than Two Dollars ($2.00) per Buyer Share during an orderly disposition of such stock as more fully set forth hereinafter.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1 As of the date hereof and as the date of closing (hereinafter called "Closing Date"), the Seller represents and warrants to Buyer, its successors and assigns as follows:

3.1.1. Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

3.1.2 Seller is the sole, legal and beneficial owner of the Company Shares.

3.1.3 Seller has, without exception, good and marketable title to the Company Shares, free and clear
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of all restrictions, liens, pledges, encumbrances, equities, options, calls and claims whatsoever, other than such claims as Buyer may assert hereunder.

3.1.4 Seller has the corporate power and all authorization and approval required by law to sell and transfer the Company Shares in the manner herein provided.

3.1.5 The execution and delivery of this Agreement by Seller, and the performance by it of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Seller, and this Agreement, in accordance with its terms, is binding on and enforceable against Seller except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the rights of creditors or by principles of equity (regardless of whether such enforcement is in a proceeding or equity or law).

3.1.6 The execution, delivery and performance of this Agreement does not and shall not at the time of Closing constitute a violation of, or a default by Seller under any mortgage, note, bond, indenture, trust agreement, certificate of incorporation or by-laws, license, permit, franchise, or other agreement, instrument or obligation to which the Seller, Company, or any of their respective subsidiaries or affiliates is a party or by which any of the Seller, Company, or any of their respective subsidiaries or affiliates is bound.

3.2 Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Kansas with full power and authority to own or lease its properties and to conduct its business in each jurisdiction where such properties are located or such business is conducted, except for jurisdiction where individually, or in the aggregate, the failure to be qualified to transact business would not have a material effect on the Company.

3.2.1 The authorized capital stock of Company consists of One Hundred Thousand (100,000) shares of common stock, One Dollar par value, of which One Hundred Eleven (111) shares have been validly issued and fully paid. There are no other shares of Capital Stock issued by Company and no outstanding subscriptions, warrants, options, calls, rights, commitments, convertible securities, joint ventures, partnerships of other agreements to which Company is a party or by which it is bound, calling for the issuance of any capital stock or convertible securities of Company.

3.2.2 Company (a) is current in the filing of all requisite income, payroll, excise, sales, and other tax reports or returns required to be filed by or with respect to Company (which returns and reports correctly and adequately stated any type of information required to be reflected in such returns and reports;
(b) has paid or caused to be paid, contested in good faith or adequately provided for in reserves shown on the books of account of Company, all taxes and assessments (including interest or penalties) due or to become due for any period before the Closing Date to any taxing authority; (c) has made all deposits required by law to be made by Company with respect to employees' withholding taxes, social security taxes and; (d) there are no outstanding deficencies or other assessments of tax, interest, or penalties have been made or to the knowledge of Seller, proposed, except as described in Exhibit 2. Company shall have an adequate reserve to cover real estate taxes, ad valorem taxes and sales taxes prorated to the Closing.

3.2.3 Company has good and marketable title to all its assets and properties, including those reflected on the Proforma Balance Sheet, attached hereto as
Exhibit 3, and in each case such assets and properties are free and clear of all mortgages, liens (including any liens for delinquent taxes), security interests, options and encumbrances of any material nature.



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3.2.4 Seller and Company have delivered to Buyer true and complete copies of all leases of real or personal property, contracts, agreements, franchises, and permits (collectively, the "Contracts") to which Company is a party or subject, all of which are in full force and effect and all of which are listed on Exhibit 4 hereof. (Such leases, contracts, et al valued at less than $5,000 annually need not be delivered and listed, provided such unlisted leases, contracts, et al do not aggregate in excess of $20,000 annually.) Company is not in default under any of the Contracts, nor has any other party to such Contracts committed a default as of the date hereof that is known to Seller.

3.2.5 Company is not a party to any agency, employment, or consulting agreement, union contract, pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, hospitalization, insurance, or other plan, agreement, or arrangement. All insurance and pension policies comply with all ERISA and Department of Labor regulations. All of the individuals currently working at Company are employees of Seller, and not of the Company.

3.2.6 All inventories of the Company, including but not limited to raw materials, finished goods, and work in process, are consistently valued at the lower of cost (applied on a first in/first out basis) or market, are good and merchantable quality for the purposes for which intended, and usable or saleable in the ordinary course of business. Not withstanding the aforesaid, those inventories listed on Exhibit 5 shall be valued at one half cost.

3.2.7 There are not actions, suits, claims, labor grievances (whether or not arising under a collective bargaining agreement) or legal, administrative, or arbitration proceedings or investigations in which service of any pleading has been made upon Company, or, to the knowledge or Seller, threatened against, Company or any of its properties or assets, and there are no outstanding orders, writs, injunctions, or decrees of any court, governmental agency, or tribunal against, Company, except as scheduled on Exhibit 6.

3.2.8 Seller and Company have delivered to Buyer copies of all FDA 483 reports issued to Company in the last eighteen (18) months and have provided Buyer access to all of its FDA records.

3.2.9 Attached as Exhibit 7 hereto is a schedule of all material licenses, trademarks, NADA registration of the Company. Unless otherwise indicated on
Exhibit 7, none of such licenses, Trademark and registrations have lapsed and none are subject to royalty payments to third parties, except for payment due Chemdex relating to iron dextran.

3.2.10. To the best of Seller's and Company's Knowledge, the operations of the Company during the period owned by Seller are in material compliance with all material Federal, State, and local laws and regulations, provided that Seller and Company make no representation or warranty with regard to FDA compliance issues.

4. REPRESENTATIONS AND WARRANTIES OF  BUYER

4.1 Buyer represents and warrants to the Sellers with respect to itself as follows:

4.1.1. Buyer has been duly incorporated and is validly existing and in good standing under the laws of the Bahamas and has the corporate power to carry on its business as now conducted or as proposed to be conducted following the Closing Date.

4.1.2. Buyer has full legal right and power and all authorization and approval required by law to enter into this Agreement and to carry out its obligation in the manner herein provided.



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4.1.3. The execution and delivery of this Agreement by Buyer, and the performance by it of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Buyer, and this Agreement, in accordance with its terms, is binding on and enforceable against Buyer, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the rights of creditors or by principles of equity (regardless of whether such enforcement is in a proceeding or equity or law).

4.1.4 The execution, delivery and performance of this Agreement does not and shall not at the time of Closing constitute a violation of, or a default under, the articles of incorporation or other charter document or by laws of Buyer, license, permit, franchise, or other agreement, instrument or obligation to which Buyer or any of its subsidiaries or affiliates is a party or by which any of Buyer or its subsidiaries or affiliates is bound.

4.1.5. The authorized capital stock of Buyer consists of 1,000,000 A preferred shares, $.01 par value, of which no shares are issued and outstanding; 2,994,000 B preferred shares, $.0016 par value, of which no shares are issued and outstanding; and 30,000,000 common shares, $.00167 par value, of which 23,262,981 are issued and outstanding and 92,400 are held in treasury. All of the issued and outstanding shares of capital stock of Buyer are, and the Buyer Shares to be issued to Seller pursuant to this Agreement (whether in payment of the purchase price at the Closing or subsequently thereto to guaranty the stipulated market value of Two Dollars ($2.00) per share) will be,duly authorized, validly issued, fully paid and nonassessable and approved for listing on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") and on the Boston Stock Exchange, subject only to official notice of issuance.

4.2. Chemdex represents and warrants to the Seller with respect to itself as follows:

4.2.1. Chemdex will be duly incorporated and will be validly existing and in good standing under the laws of the Kansas and has the corporate power to carry on its business as now conducted or as proposed to be conducted following the Closing Date.

4.2.2. Chemdex will have full legal right and power and all authorization and approval required by law to enter into this Agreement and to carry out its obligations in the manner herein provided.

4.2.3. The execution and delivery of this Agreement by Chemdex, and the performance by it of the transactions contemplated hereby, will be duly and validly authorized by the Board of Directors of Chemdex, and this Agreement, in accordance with its terms, is binding on and enforceable against Chemdex, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applications relating to or affecting the rights of creditors or by principles of equity (regardless of whether such enforcement is in a proceeding or equity or law).

4.2.4. The execution, delivery and performance of this Agreement does not and shall not at the time of Closing constitute a violation of, or a default under, the articles of incorporation or other charter document or by-laws of Chemdex, License, permit, franchise,, or other agreement, instrument or obligation to which Chemdex or any of its subsidiaries or affiliates is a party or by which any of Chemdex or its subsidiaries or affiliates is bound.

4.3. Chemdex is acquiring the Company Shares solely for the purpose of investment and not with a


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view to, or for sale in connection with, any distribution thereof. Buyer acknowledges that the Company Shares are not registered under the Securities Act or 1933 as amended (the "Securities Act") and that the Company Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities or blue sky laws and regulations as applicable.

5. THE  CLOSING AND SUBSEQUENT EVENTS

5.1. The closing of the transactions under this Agreement (the "Closing") shall occur at the offices of Seller on or before November 30, 1992 or at such time and place as the parties mutually agree upon.

5.2. In the event of a breach of any representation or warranty which becomes known to Seller or to Buyer prior to the Closing Date, or if prior to the Closing Date it becomes known to Seller or to Buyer that any of such representations or warranties will not be true and correct as of the Closing Date, the party discovering the same shall give written notice thereof to the other party and that party shall have sixty (60) days following the date of such notice to cure the same. If defaulting party fails or refuses to cure such default within such sixty (60) day period to the other party's satisfaction, and unless such breach shall have been caused by defaulting party's fraud, willful misconduct, or by action taken in bad faith, the the sole remedy shall be to terminate this Agreement.

6. COVENANTS

6.1 Seller agrees that Buyer may, prior to the Closing Date, through Buyer's own representatives and in consultation with independence auditors, make such investigation of the properties and assets of Company and of the financial condition of Company as it deems necessary or advisable to familiarize itself with such properties, assets and other matters, and to satisfy itself that there has been no impairment in the fixed assets of the business. Buyer agrees to promptly notify Seller of the discovery of any breach of a representation of warranty made by Seller herein as a result of such investigation. Buyer shall, from and after the date hereof, have full access to the properties and the books and records of every kind of Company, and Seller and the officers of Company will furnish Buyer with such financial and operating data and other information as to the business and properties of Company as Buyer shall from time to time reasonably request; and the Seller will cause Company, its officers and employees to comply with all of the conditions of this Agreement relating to Company.

6.2. Seller shall use its best efforts to cause the Company to be operated in the ordinary course consistent with past practices. Seller shall allow a representative of Buyer to be present and observe all operations of Company prior to Closing, and Seller agrees to obtain the consent of Buyer prior to entering into any material contracts. Buyer desires that the Company solicit additional orders for those products listed on Exhibit 8. Buyer will be responsible for all such product orders to be manufactured or delivered after the Closing Date even if closing does no occur.

6.3. On or Before Closing , Seller shall have terminated any employee of Seller working at the Company and Buyer shall have the option, but not the obligation, to have the Company offer employment to such terminated employees upon such terms and conditions as Buyer shall choose. Seller shall be responsible for all costs and expenses, including accrued vacation, severance and ERISA liabilities for the terminated employees of Seller.

6.4. Prior to or on the Closing Date, Buyer shall authorize the issuance to Seller of such number of


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common shares, $.00167 par value, of Buyer as shall be sufficient to satisfy the purchase price, based on the stipulated market value of Two Dollars ($2.00) per share. Buyer will agree to maintain such additional number or Buyer Shares as may be required to issue to Seller to guaranty Seller the stipulated market value of Two Dollars ($2.00) per share.

6.5. Within twenty (20) days after delivery by Seller of Company's audited financial statements as required by the Securities and Exchange Commission, Buyer shall take the actions set forth below with respect to that number of Buyer Shares referred to in Section 6.3:

6.5.1. Buyer shall prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the Buyer Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Buyer shall furnish to Seller copies of all such documents proposed to be filed and shall provide Seller's counsel the opportunity to Participate in the preparation of such documents.

6.5.2 Buyer shall prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may necessary to keep such registration statement effective, current and in compliance with the provisions of the Securities Act to permit the disposition of all the Buyer Shares thereby to be sold by Seller on a time-to-time basis as set forth in such registration statement.

6.5.3. Buyer shall furnish to Seller such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary and supplemental prospectus) and such other documents as Seller may reasonably request in order to facilitate the disposition of the Buyer Shares owned by Seller.

6.5.4 Buyer shall use its best efforts to register or qualify the Buyer Shares under the securities or blue sky laws of such jurisdictions within the United States as Seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Seller to consummate the disposition in such jurisdictions of the Buyer Shares (provided that Buyer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection,
(ii) subject itself to taxation in any such jurisdiction or(iii) consent to general service of process in any such jurisdiction).

6.5.5. Buyer shall notify Seller (during the period when a prospectus relating to the Buyer Shares is required to be delivered under the Securities Act) of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Seller, Buyer shall promptly prepare a supplement of amendment to such prospectus so that, as thereafter delivered to the prospective purchasers of the Buyer Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

6.5.6. Buyer shall cause the Buyer Shares to be listed on NASDAQ (on the National Market System if Buyer so qualifies), on the Boston Stock Exchange and on each other securities exchange on which similar securities issued by Buyer are then listed.

6.5.7. Buyer shall otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as

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reasonably practicable, an earnings statement covering the period of at least twelve month beginning with the first day of Buyer's first full calender quarter after the effective date of the registration statement, which earnings statement and the delivery thereof shall satisfy the provisions of Section 11(a) of the Securities Act as further defined in Rule 158 thereunder.

6.5.8. Buyer shall, in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any of the Buyer Shares for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order.

6.5.10. Buyer shall obtain a cold comfort letter, dated the effective date of such registration statement, from Buyer's independent certified public accountants in customary from and cover in such matter of the type customarily covered by cold comfort letters.

6.5.11. Buyer shall provide a legal opinion of Buyer's outside counsel with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by such legal opinions.

6.5.12. All expenses incident to the Buyer's performance of or compliance with this Section 6.4, including all registration and filing fees, fees and expenses associated with filings required to be made to lias the Buyer Shares on NASDAQ, the Boston Stock Exchange and on each other securities exchange on which similar securities issued by Buyer are then listed, fees and expenses to comply with state securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of all independent certified public accountants engaged by Buyers counsel for Buyer and any other persons retained by Buyer, shall be paid by Buyer.

6.5.1. In connection with the registration statements filed pursuant to this Section, Buyer agrees to indemnify, to the extent permitted by law, Seller, its officers and directors and each person who controls Seller (within the meaning of Section 15 of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and other costs and expenses incident to any claim,suit, action or proceeding) which arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, preliminary or final prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon information furnished in writing to Buyer by Seller expressly for use therein.

6.5.2. In connection with the registration statement filed pursuant to this
Section 6, Seller agrees to indemnify, to the extent permitted by law, each of Buyer's officers who shall have such registration statement, Buyer's directors and each person who controls the Buyer (within the meaning of Section 15 of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and other costs and expenses incident too any claim , suit, action or proceeding) which arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the registration statement, preliminary or final prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information furnished in writing to Buyer by Seller expressly for use therein.



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6.5.3 Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (but any failure to so notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party unless such failure shall materially adversely affect the defense of such claim) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claims, permit such indemnifying part to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the consent of the indemnifying party (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to such claim.

6.5.4 The indemnification provided for under this Section 6.5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of the Buyer Shares.

6.6. At all times after Buyer has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act of 1934, as amended (the Exchange
Act), Buyer will use its reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act rules and regulations of the Securities Exchange Commission thereunder, and will take such further action as Seller may reasonably request, all to the extent required to enable Seller to sell the Buyer Shares pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

7. CONDITIONS

7.1 The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject, at Buyer's option, to the fulfillment prior to or on the Closing Date of each of the following conditions, any one or more of which may be waived by Buyer:

7.1.1 All the representations and warranties of Seller to Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date and Seller shall have furnished to Buyer a certificate signed by a Vice President of Seller to that effect.

7.1.2 Seller shall have performed and complied with all covenants, agreements and conditions required in this Agreement to be performed or complied with by it prior to or on the Closing Date;

7.1.3 Buyer shall have received from Seller, at Seller's expense, ALTA Form - Title Commitment showing that the real property is vested in fee simple in the Company subject only to:

(i) such minor encumbrances or imperfections, if any, which are not substantial in nature or amount and which do not detract from the value of such real estate as presently used or which do not impair the operations of the Company as they are conducted on the Closing Date;

(ii) liens of current state and local property taxes, not delinquent or subject to penalty; and

(iii) the standard exceptions and exclusions as would be provided on a standard title commitment of




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Ticor Title Company.

7.1.4 Sellers shall have delivered to Buyer, on or prior to the Closing Date, signed, undated resignations of the officers and directors of Company as of the Closing Date.

7.1.5 All Seller's employees working at Company shall be terminated by Seller, unless Buyer has indicated that such employee will not be offered employment by Buyer or Company post Closing.

7.1.6 Buyer and Sellers shall have completed a satisfactory physical count of inventory.

7.1.7 Sellers shall have delivered to Buyer stock certificates representing all of the Company Shares, which certificates shall be endorsed in blank.

7.1.8 Buyer shall have received the minute books of Company, which shall contain the Articles of Incorporation and all available minutes of meetings (or consents of actions in lieu thereof) of the directors and shareholders of Company, to the effect that, to the best of Sellers' knowledge, there are no other minutes of meetings (or consents in lieu thereof) of the directors and shareholders of the Company in existence.

7.1.9 Seller shall have provided to Buyer written confirmation in a form reasonably satisfactory to Buyer, that Seller will make best efforts to provide audited financial statements of the Company, which will be subject to a going concern qualification, for at least a two year period prior to October 31, 1992.

7.2 The obligation of Seller to consummate the transactions contemplated by this Agreement is subject, at its option, to the fulfillment prior to or on the Closing Date of each of the following conditions, any one of more of which may be waived by Seller:

7.2.1 All the representations and warranties of Buyer to Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date and Buyer shall have furnished to Seller a Certificate, signed by a Vice President of Buyer, to that effect.

7.2.2 Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required in this Agreement to be performed or complied with by it prior to or on the Closing Date and Buyer shall have furnished to Seller a Certificate, signed by a Vice President of Buyer, to that effect.

7.2.3 Seller shall have received, from T.C. Usher, the guarantee referred to in
Section 8 hereof, in a form reasonably satisfactory to Seller.

7.2.4 Buyer shall have delivered to Seller sufficient Buyer Shares in Seller's name to satisfy purchase price set forth in Section 2.

8. Post Closing Covenants and Guarantees

8.1. In order to reduce the market impact which could be caused by Seller's sale of large quantities of Buyer's shares at one time, Seller agrees that it will not sell more than an average of 50,000 shares per month in any given six month period.




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8.2 Buyer and its principal shareholder, T.C. Usher, guarantee that Seller will be able to sell Buyer Shares at an average price of $2.00 per share.

8.2.1 At the end of each six month period following the Closing, if Seller has not been able to sell an average of 50,000 Buyer Shares per month at a price average of $2.00 per share or greater, Buyer will issue to Seller additional shares of Buyer's stock, (such additional shares hereinafter referred to as "Issue B Shares"), to compensate Seller for the deficiency below the $2.00 per share guarantee. Buyer shall issue sufficient number of Issue B Shares in such that the proceeds of Buyer Shares sold by Seller during such six month period plus the market value of additional Issue B Shares will leave the Buyer in the same position as if it had sold Buyer Shares at an average price of $2.00 per share during such a six month period.

8.2.2 Buyer and Seller agree to review Seller's sale of Buyer Shares at the end of each six month period thereafter with the intent of issuing additional Issue B Shares as needed to preserve Seller's minimum sale price of $2.00 per share during the term of the agreement. If Seller's average price for Buyer Shares during such a six month period exceeds $2.00 per share, Seller agrees to return to Buyer sufficient Issue B Shares to reduce the average price to $2.00 per share. This obligation of Seller to return Issue B Shares shall only apply to the extent Seller has Issue B Shares, and shall not extend to other Buyer Shares held by Seller.

8.2.3 If after four years from the date of Closing, or such other period which is mutually agreed upon between Buyer and Seller, Seller has not been able to liquidate Buyer's shares and Issue B Shares at sufficient price to equal the amount of the original purchase price set forth in Section 2, T.C. Usher agrees to buy the remaining Buyer shares held by Seller at such price which will bring the total proceeds received by Seller from the sale of Buyer Shares an amount equal to the purchase price set forth in Section 2 hereof. If Seller does not exercise its option for sale of such shares to T.C. Usher pursuant to this provision within sixty days of such four year anniversary or such other mutually agreed upon date, both Buyer's and T.C. Usher's obligation to guarantee price shall cease.

8.3 Buyer agrees not to encumber, pledge or dispose of the assets of the Company, except for sales of inventory and product in the ordinary course of business, without the prior consent of Seller. Seller shall allow Buyer to pledge sufficient assets of the Company to secure a working capital loan not to exceed the sum of $500,000. In the event Buyer or T.C. Usher defaults on any of its obligations hereunder of if Seller has reasonable cause to believe that Buyer will not be able to reasonably fulfill its obligations hereunder, Seller shall be granted an immediate first security interest on all assets of the Company. At the Closing, Buyer shall provide Seller with fully execute security documents to be held by Seller in trust pursuant to this provision.

8.4 Seller shall file a short period federal and state income tax return for the period ending November 30, 1992, and Buyer shall file any necessary returns thereafter.

8.5 For a period of two (2) years from the Closing, Seller agrees that neither it nor its subsidiary companies shall engage in the United States in the manufacture, processing or marketing of iron dextran or other products manufactured or sold by the Company as set forth in Exhibit 8, except to the extent such products are marketed within the Seller's Wayne Feeds and Conti Vet distribution channels.

9. Indemnification

9.1 In addition to the indemnification set forth in Section 6.5.2, Seller hereby agrees to indemnify, defend and hold harmless Buyer and its successors and assigns from and against any and all loss, liability, damage, deficiency or tax (including interest, penalties and reasonable attorneys' fees and disbursements) arising out of or due to a breach of any of the representations, warranties, agreements or undertakings of Seller which are contained in this Agreement, arising from a claim of defective product or a recall of products produced by the Company during the period owned by Seller, or otherwise arising as a result of the operation of the Company during the period it was owned by Seller or in any other document delivered pursuant to this Agreement.

9.2 In addition to the indemnification set forth in Section 6.5.1, Buyer agrees to indemnify, defend and hold harmless Seller and it successors and assigns from and against any and all loss, liability, damage deficiency (including interest, penalties and reasonable attorneys' fees and disbursements) arising out of or due to a breach of any of the representations, warranties, agreements or undertakings of Buyer which are contained in this Agreement or in any other document delivered pursuant to this Agreement or arising out of Buyer's operation of the Company post closing.

9.3 Promptly after the receipt by any party hereto of notice of any claim or the commencement of any action or proceeding, such party shall, if a claim with respect thereto is to be made against any party obligated to provide indemnification ("Indemnifying Party") pursuant thereto, give such Indemnifying Party written notice of such claim or the commencement of such action or proceedings. Such notice shall be a condition precedent to any liability of the Indemnifying of the Indemnifying Party under the Indemnifying Agreement contained herein. Such Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the party seeking indemnification.
If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the party seeking indemnification of its intention to do so, or defense against, any such asserted liability. In any event, the indemnified party shall have the right to participate in the defense of such asserted liability.

9.4 The aggregate liability of Seller for indemnification shall not exceed Three MIllion Fifty Thousand Dollars ($3,050,000.00), and Seller shall have the right to satisfy its indemnification obligations by payment in the form of Buyer Shares.

9.5 The indemnification provided for in section 9.1 shall be subject to the following limitations:

(i) Buyer shall not be entitled to receive any indemnification payments for any loss of less than $5,000;

(ii) Buyer shall not be entitled to receive any indemnification payments for any losses until the aggregate amount of all losses (excluding those referred to in clause (i) above) equals $50,000 whereupon Buyer shall be entitled to receive indemnification for the aggregate amount of losses.

10. Jurisdiction

10.1 Each of Seller and Buyer, and their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably subjects itself and its property to the non-exclusive jurisdiction of the United Stated District Court for Kansas in respect of any matter arising under or in connection with this Agreement, or to the jurisdiction of the courts of the State of Kansas if the United States District Court for Kansas lacks jurisdiction over such matter; service of process of the courts of the State of Kansas and any demand or notice may be made upon Seller, the Buyer, their respective successors and assigns by personal service upon them at any place where they may be found or by mailing copies of the same to each of them enclosed in registered or certified mail cover addressed as set forth in Section 12 hereof.

11. Access to Records

Buyer covenants that it will give Seller or its representatives, reasonable access to Company books and records for the purpose of responding and defending any tax audits or claims or for other similar reasons which are not detrimental to the Buyer.

Publicity

Neither Buyer nor Seller shall issue public releases or public announcements of any of the transactions contemplated by this Agreement except as may be mutually agreed to in writing in both Buyer and Seller, or as required in order to comply with applicable law or stock exchange rules and regulations, listing or similar agreements.

12. Notices

Except as otherwise provided herein, any notices or other communications required or permitted hereunder shall be sufficiently given if delivered or if sent by registered or certified mail, postage prepaid, or by fax, and if to Buyer, addressed to as follows:

Polydex Pharmaceuticals Limited
1401 Neptune Drive
Boynton Beach, FL 33426

with copies to:

Thomas C. Usher
c/o Dextran Products
415 Comstock Road
Scarborough, Ontario Canada M1L 2H4

Mark Gasarch
1285 Avenue of Americas, 3rd Floor
New York, NY 10019
Fax#: 212-956-7216

Evans & Mullinix
1530 W. 87th, Suite 220
Lenexa, KS 66219
Fax #: 913-541-1010

or if to Seller, addressed as follows:
Continental Grain Company
277 Park Avenue
New York, NY 10172
ATTN:President, Milling Group
Fax #: 212-207-2932

with a copy to:

Continental Grain Company
10 South Riverside Plaza
Chicago, Illinois 60606
Attention: Gerard J. Schult Esq.
Assistant General Counsel
Fax#: 312-466-6574

or such other address as Sellers or Buyer shall have provided in writing to the other from time to time in accordance with this Section 11.2 . No change in such address shall be effective, insofar as any service of process is concerned, unless receipt of notice of such change shall have been acknowledged in writing by a duly authorized official of the other party hereto. Each such notice shall be deemed to have been given as of the date delivered or mailed, provided that in the case of facsimile notice, written conformation thereof is sent the same day.

13. Expenses

The parties hereto shall each pay their own expenses incurred in connection with the authorization, preparation, execution and performance of the Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

14. Governing Law

This Agreement and the agreements delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Kansas applicable to agreements made and to be performed entirely within such State.

15. Binding Effect; Amendment

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Neither Seller nor Buyer may assign, transfer, create or divide any rights or obligations hereunder without the prior written consent of the other party. This Agreement shall not be amended, supplemented, or modified except by written instrument signed by the parties hereto.

16. Severability

In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

17. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all which together shall constitute one and the same instrument.

18. Descriptive Headings

The descriptive headings the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

19. Entire Agreement

This Agreement, together with the other written documents entered into by the parties on the date hereof, embodies all the terms and conditions agreed upon between the parties hereto as to the subject matter of this Agreement and supersedes and cancels in all respects all previous letters and correspondence, understandings, agreements and undertakings (if any) between the parties hereto with respect to the subject matter hereof, whether such be written oral.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as the day and year first above written.

ATTEST                              CONTINENTAL GRAIN COMPANY

/s/ Gerry Shultie                   /s/ Arthur Johansen

ATTEST                              POLYDEX PHARMACEUTICALS LIMITED
/s/ Natu Patel                      /s/ T. C. Usher

ATTEST:                             CHEMDEX Incorporated
/s/ Natu Patel                      /s/ T.C. Usher

Continental Grain Company
Legal Department
222 S. Riverside Plaza, Chicago IL 60606
Telephone: (312) 466-6570
Fax: (312) 466-6574

Gerard J. Schulte
Assistant General Counsel

November 22, 1996

Mr. George Usher
Polydex Pharmaceuticals Limited
415-421 Comstock Road
Scarborough, Ontario
Canada M1L 2H5

Dear George:

This letter shall serve as an Amendment to the Stock Sale and Purchase Agreement dated October 13, 1992 ("Agreement") between Continental Grain Company ("Continental") and Polydex Pharmaceuticals Limited ("Polydex") and Chemdex Incorporated ("Chemdex"). Pursuant to Section 8.2.3, T. C. Usher is required to buy the remaining Polydex shares owned by Continental at such price which will bring the total proceeds received by Continental from the sale of Polydex shares to an amount equal to the purchase price under the Agreement. Continental has currently received approximately eight hundred twenty thousand dollars ($820,000) on the sale of four hundred forty-eight thousand five hundred (448,500) shares of Polydex, which would make T.C.Usher's buy-back obligation equal to three million seventy-four thousand eight hundred fourteen U.S. Dollars ($3,074,814). Polydex and T.C. Usher have asked for an extension of their obligations pursuant to the Agreement, as well as the Guarantee of T.C. Usher to Continental dated November 30, 1992 ("Guarantee"), and Continental, Polydex, Chemdex and T.C. Usher have agreed to amend the Agreement and Guarantee as follows:

1. Polydex will fully cooperate with Continental in filing the necessary documents with the United States Internal Revenue Service to reattribute pursuant to or in accordance with Reg. 1.1502-20(g)(1) to Continental those net operating loss carry forward which existed in Veterinary Laboratories, Inc. ("Vet Labs") at the time Vet Labs was sold to Polydex pursuant to the Agreement.

2. Continental has provided to Polydex a copy of the statement filed with its amended U.S. Federal Income Tax return for its year ended March 31, 1993, Pursuant to Income Tax Regulation 1.1502-20(g)(5)(i), a copy of which attached hereto, and Polydex agrees to file its copy of this statement with the Internal Revenue Service before December 31, 1996, pursuant to Income Tax Regulation 1.1502-20(g)(5)(ii).

3. The maximum obligation of Polydex and/or T.C. Usher to repurchase Polydex shares form Continental pursuant to Section 8.2.3 of the Agreement is reduced form three million one hundred thousand dollars ($3,100,000) to the sum of two million dollars ($2,000,000), Consistent with the Agreement, the net proceeds of any sales by Continental of Polydex shares will reduce such maximum repurchase obligation.

4. Continental hereby releases T.C. Usher from the personal obligations under his Guarantee and Polydex hereby undertakes and shall be fully responsible for the repurchase obligations of T.C. Usher as set forth in Section 8.2.3 of the Agreement, as amended herein. Subsequent to Polydex providing evidence of its required filing pursuant to paragraph 2 above, Continental shall supply T.C. Usher such further evidence of such release as he shall reasonably request.

5. Continental and Polydex agree to extend the deadline for Continental to exercise its option for sale of such shares under Section 8.2.3 of the Agreement to March 15, 1999. If Continental does not exercise such option by May 30, 1999 or such other mutually agreed date, Polydex obligation to repurchase such shares pursuant to paragraph 4 above shall cease.

6. Continental agrees to continue to exercise caution in the sale of the Polydex shares consistent with the understanding set forth in Section 8.1 of the Agreement.

7. Pursuant to Section 8.3 of the Agreement, Polydex agreed that it would limit any working capital loan secured by assets of Vet Labs to the sum of five hundred thousand dollars ($500,000). Continental has subsequently agreed to raise this limit to eight hundred thousand dollars ($800,000). Continental hereby agrees to extend such limit from eight hundred thousand dollars ($800,000), to one million two hundred thousand dollars ($1,200,000).

8. If Polydex does not cooperate and file the statement in accordance with paragraphs 1 and 2 of this Letter of Amendment by January 3, 1997 and provide Continental a copy of the filing with th Internal Revenue Service, this Agreement shall be void and Continental shall be deemed to have exercised its option for the sale of the Polydex shares to T.C. Usher pursuant to Section
8.2.3 of the Agreement.

9. Except as expressly amended hereby, the Agreement remains in full force and effect.

If this Letter of Agreement meets with your approval, please sign and return the enclosed duplicate copy acknowledging your acceptance of the terms.

Very truly yours,
Gerard J. Schulte
Assistant General Counsel

Agreed and Accepted this 26th day of November, 1996:

                                                  Polydex,Pharmaceuticals, Ltd.
Attest: /s/ Natu Patel                            /s/ George Usher
                                                  Chemdex, Incorporated

Attest: /s/ George Usher                          /s/ Natu Patel
                                                  Its: Chairman

STATEMENT ATTACHED TO
CONTINENTAL GRAIN COMPANY & SUBSIDIARIES

AMENDED FEDERAL TAX RETURN FOR YEAR ENDED 3/31/93

This is an election under Section 1.1502-20(g)(1) to reattribute losses of Veterinary Laboratories, Inc. ("Vet Labs") E.I.N. 36-3550074 to Continental Grain Company ("CGC") E.I.N. 36-0947870

(A) Amount and year of Net Operating Loss Carryforward to be reattributed to Continental Grain Company, the common parent:

Tax                 Reattributed              Reattributed
Year                NOL                       SRLY NOL
-------------       ----------------          --------------------
4/06/90                                       $1,188,560
3/31/92            $3,069,466
3/31/93             -$159,747

(B) Chemdex, Inc. (E.I.N. 59-1297596) acquired Vet Labs. This acquisition caused Vet Labs to cease being a member of the CGC consolidated group.

Continental Grain Company
/s/ Marc Halbreich - Assistant Vice President

Veterinary Laboratories, Inc.
/s/ Gerald Frenchman
(Former) Vice President - Taxes

Note: Continental Grain Company, "the common parent" did not make a proper computation under Regulation 1.1502-20 upon disposition of the stock of its subsidiary. Vet Labs on November 30, 1992. Correction is being made on this amended filing (Form 1120X) to reflect the loss disallowance resulting form a "Duplicated Loss" determined under Regulation 1.1520-20(c)(2)(vi), and pursuant to Regulation 1.1520-20(g)(i), the election to reattribute the subsidiary's losses to the common parent is being made, on a timely basis, since the amended filing is the first tax return filed wherein the disallowed loss is reflected.

copy to:                            Veterinary Laboratories, Inc.
                                    c/o Chemdex, Inc.
                                    12340 Sante Fe Drive
                                    Lenexa, Kansas  66215